Exhibit 99.12

Exhibit 99.12

Exhibit 99.12

Exhibit 99.12

Exhibit 99.12

Exhibit 99.12

Exhibit 99.12

LOAN AGREEMENT

BETWEEN

QIF Malta 1 Ltd, a private limited liability company constituted under the laws of Malta with company registration number C48749 and with registered office at Palazzo Pietro Stiges, 90, Strait Street, Valletta VLT1436, Malta, duly represented hereon by Raul Cortes and Mark Meyer,

hereunder named "The Lender".

AND

Vision Industries Corp. a private limited liability company constituted under the laws of USA and with registered office at 1560 West 190th Street, Torrance, CA 90501, USA duly represented hereon by Martin Schuermann, hereunder named "The Borrower".

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Subject to the terms and conditions of this Agreement, the Lender will grant a loan to the Borrower for an amount of USD 1’290’000.-- payable in:

    - USD 90’000.-- on February 08th , 2013
    - USD 90’000.—on February 15th , 2012
    - USD 260’000.-- on March 01st , 2013
    - USD 260’000.-- on March 15th , 2013
    - USD 295’000.-- on April 01st , 2013
    - USD 295’000.-- on April 15th , 2013

    Payment have to be done by the Lender to the Borrower on his account:

    - Account Name: Vision Motor Corp., 1560 West. 190th Street., Torrance, CA 90501-1121, USA
    - Bank: Farmers & Merchants Bank
    - Bank Address: 22400 Hawthorne Blvd., Torrance, CA 90505, USA
    - ABA Routing No.: 122201198
    - Account No.: 19015747
    - Beneficiary Account Name: Vision Industries Corp DBA Vision Motor Corp

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2. Vision Industries is protecting the majority shareholders by issuing warrants for a validity period of 24 months on equal terms as any further transaction which will lead to a dilution in the equity capital of Vision. Herewith the group of majority shareholders is defined as following:

   a) QIF Malta 1 Ltd. 10'750'000 shares of Vision Industries
   b) QIF Novium Umbrella Fund 22'689'722 shares of Vision Industries
   c) Alunda Aquila Asset Management (different individual clients (25) of André Lüdi) 3'605'000 shares of Vision Industries
   d) Alunda Aquila Asset Management (different individual clients (30) of Matthias Hammesfahr) 9'958'050 shares of Vision Industries
   e) Altair Fund (André Lüdi) 100'000 preferred shares of Vision Industries equals 500'000 common shares of Vision Industries

   Warrants have to be distributed as follows in relation to the above mentioned holdings:

   For a) in the name of QIF Malta 1 Ltd. (22.63%)
   For b) in the name of QIF Novium Umbrella Sicav Fund (47.77%)
   For c) In the name of André Lüdi (7.59%)
   For d) in the name of Matthias Hammesfahr (20.96%)
   For e) in the name of Altair Fund (1.05%)

3. Vision Industries accepts the following **repayment conditions** for this loan facility which include a previous loan of USD 500'000 received from QIF Malta 1 Ltd. on September 2012 including outstanding interest – Total outstanding debt USD 1'790'000.—plus outstanding interest which has to be settled as following:

   a) USD 596'666.67 plus outstanding interest as per October 31, 2013
   b) USD 596'666.67 plus outstanding interest as per November 30, 2013
   c) USD 596'666.67 plus outstanding interest as per June 30, 2014

   The Loan can be repaid by the Borrower at any time without penalty. The Borrower shall, as soon as practicable and in no case later then the expiry of the Term, even without receiving a notice to this effect from the Lender, repay the Loan in full to the Lender together with the interest accrued thereon up to the date of effective repayment of the Loan. Such repayment shall be made in accordance with the payment instructions set out in, and generally in accordance with the provisions of, clause 8 below.

4. To provide security for the full amount of this loan including the previous loan of USD 500'000 Vision Industries accepts to subrogate all financial rights only which will be granted to Vision by the State agencies of California and Texas to QIF Malta 1 Ltd. which reserves the exclusive right to inform these agencies about this pledge. Further the company declares to provide a copy of all contracts between Vision and these above mentioned agencies to QIF Malta 1 Ltd. not later than one week after issue date of these contracts.

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5. Further Vision Industries will notify QIF Malta 1 Ltd at least 10 days before every call of agency granted money about the intended transaction. If the remaining amount of agency money is reaching the floor-level of 1.8 Mio USD, QIF Malta 1 Ltd. has the right to block every further direct payment to Vision Industries if it will become foreseeable that Vision Industries cannot grant the payment dates outlined in this contract (3). Vision Industries agrees not to draw further money if the floor- level of 1.8 Mio USD is reached. In any case Vision Industries is obliged to get written approval by QIF Malta 1 Ltd and his director Raul Cortes for a further withdraws of agency money which will have an effect on the floor level of USD 1.8 Mio USD.

6. Vision Industries agrees to repay the Asher loan facility of USD 65'000 without any dilution in the share capital of the company.

7. The Maturity of the loan can be extended up to 1 Months only upon written confirmation by the Lender.

8. The repayment of the Loan has to be done by the Lender in the same currency (USD) in which the Loan has been paid to the Lender on the Bank account of the Borrower:

   - Beneficiary: QIF Malta 1 Ltd.
   - Bank: Bank of Valletta, Floriana Branch, Malta
   - Account IBAN: MT18VALL22013000000040020400145
   - Swift: VALLMTMTXXX

9. All costs, charges and expenses (including value added tax or any similar tax thereon and legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by the Lender in connection with the preparation and execution of this Agreement, any other documents required in connection herewith and any amendment to or extension of, or the giving of any consent or waiver in connection with, this Agreement; and

10. All costs, charges and expenses (including value added tax or any similar tax thereon and legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by the Lender in exercising any of its rights or powers hereunder or in connection with the enforcement of or the preservation of any rights under or pursuant to this Agreement, including any bank expenses incurred in effecting or withdrawing payments hereunder or in the conversion of any currency of payments made or received, costs and expenses incurred in connection with the recovery of any Indebtedness falling due but remaining unpaid by the Borrower and costs and expenses incurred in enforcing any Encumbrance or other security granted to the Lender under or pursuant to this Agreement, and, until payment of the same in full, all such costs, charges and expenses as aforesaid shall form part of the Indebtedness and shall be regulated accordingly.

11. The Borrower shall pay and indemnify the Lender against any and all stamp, registration and similar taxes or charges which may be payable in any jurisdiction in connection with the entry into or performance of this Agreement (including penalties for late payment) and that which may be payable

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in any jurisdiction in connection with the enforcement of this Agreement, (including penalties for late payment).

12. All payments by the Borrower under this Agreement shall be made without any deduction or withholding and free and clear of and without deduction or withholding for or on account of any Taxes, except to the extent that the Borrower is required by law to make payment subject to any Taxes. If any Tax or amounts in respect of Tax must be deducted or withheld, or any other deductions or withholdings must be made, from any amounts payable or paid by the Borrower under this Agreement, the Borrower shall, upon the demand of the Lender, pay such additional amounts as may be necessary to ensure that the Lender receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax.

13. Without prejudice to the provisions of clause 11, if the Lender is required to make any payment on account of any Tax (not being a Tax imposed on and calculated by reference to the net income paid to and received by the Lender in Malta) on or in relation to any sum received or receivable by it hereunder (including any sum received or receivable under this clause 13) or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender, the Borrower shall, upon demand of the Lender, promptly indemnify the Lender against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith.

14. The amounts due by the Borrower to the Lender under clauses 12 and 13 shall, until payment of the same in full, form part of the Indebtedness and shall be regulated accordingly.

15. All Taxes required by law to be deducted or withheld by the Borrower from any amounts paid or payable under this Agreement shall be paid by the Borrower when due and the Borrower shall, within 30 days of the payment being made, deliver to the Lender evidence satisfactory to the Lender (including all relevant Tax receipts) that the payment has been duly remitted to the appropriate authority.

16. The yearly interest rate is set at **8 % p.a**. (eight percent), payable under clauses 3.

17. Events of default and full repayment:

    Each of the events set out below is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or of any other person):

    I. The Borrower does not pay on the due date (or, if such non payments is caused solely by an administrative or technical error, within three Business Days of the due date) any amount payable by it hereunder in accordance with the provisions hereof.
    II. The Borrower fails to comply with any other provision of this Agreement or any of its undertakings or obligations hereunder and, if capable of remedy, the failure is not remedied within 30 days of its occurrence.
    III. Any representation, warranty or statement made or repeated in, or in connection with, this Agreement or in any accounts, declaration, statement or document delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement is incorrect, untrue or inaccurate when made or repeated or deemed to be repeated.
    IV. Any authorisation, approval, consent, licence, exemption, filing, registration, notarisation or

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other requirement (if any) necessary to enable the Borrower to comply with any of its obligations under this Agreement is modified, revoked or withheld or does not remain in full force and effect;

V. At any time it is unlawful for the Borrower to perform any of its obligations under this.

VI. The Borrower ceases, or threatens to cease, to carry on all or a substantial part of its business.

VII. Any of the following events occurs with respect of or affecting the Borrower:

1. a moratorium in respect of all or any debts of the Borrower or a composition or an arrangement with creditors of the Borrower or any similar proceeding or arrangement by which the assets of the Borrower are submitted to the control of its creditors is applied for, ordered or declared;

2. the Borrower becomes or is declared insolvent or is unable, or admits in writing its inability to, pay its debts as they fall due or becomes insolvent within the terms of any applicable law;

3. any order is made or resolution passed or other action taken for the suspension of payments or dissolution, termination of existence, liquidation, winding-up or bankruptcy of the Borrower;

4. a liquidator, administrator, receiver, controller, manager or similar officer is appointed in respect of the Borrower or in respect of all or any part of its assets; or

5. anything analogous to or having a substantially similar effect to any of the events specified above in this clause 17.VII shall occur under the laws of any applicable jurisdiction.

18. Without prejudice to the provisions of clause 3, in the case of any such Event of Default as is mentioned in clause 16 above, and at any time thereafter if any such event shall then be continuing, the Lender may, by written notice to the Borrower, declare that the Term has terminated. In the case of any such termination of the Term the full amount of the Loan then outstanding together with interest accrued thereon and all other outstanding Indebtedness at the relevant time shall, with effect from the effective date of termination of the Term, become immediately and automatically (without the need of any notice to this effect from the Lender) due and payable by the Borrower to the Lender. Such payment shall be made in accordance with the payment instructions set out in, and generally in accordance with the provisions of, clause 7. If the Borrower does not at the relevant time have sufficient cash available to make such payment, it shall immediately notify the Lender of such fact and shall thereafter (without prejudice to its obligations hereunder) comply with directions and instructions of the Lender in effecting such payment and in effecting disposals of its investments and assets as may be necessary to enable it to make such payment, including instructions to repay all or part of the amounts due to the Lender by the transfer of investments or assets in kind to the Lender.

19. The Borrower shall indemnify the Lender against any loss, liability or expenses which the Lender may sustain or incur as a consequence of:

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(a) the occurrence of any Event of Default hereunder (or event which with lapse of time, notice, determination of materiality or other condition may constitute an Event of Default); and/or

(b) the operation of clause 18 above.

20. Default interest:
Without prejudice to any other rights or remedies of the Lender hereunder or at law, if the Borrower fails to pay any amount payable by it hereunder on the due date, it shall pay Default Interest on such overdue amount, by way of pre-liquidated damages to the Lender, which Default Interest shall accrue on such overdue amount from the day next following the date on which such amount becomes due up to the date of actual payment thereof.

21. Save with the consent in writing of the other party, neither party shall validly assign or otherwise transfer (including by novation) all or any of its rights and/or obligations under this Agreement.

22. Notices:
Any notices and other communications required or made under this Agreement shall be in writing and in the English language and shall be served by hand or by telefax or by e-mail confirmed by prepaid post or sent by prepaid post to the address or telefax number or e-mail address of the addressee stated below or to any other address or number as the addressee may have last notified in writing to the sender in accordance with the procedure set out in this clause. Any such notice or communication shall be deemed duly served at the time of delivery (if delivered by hand), at the time of receipt of confirmed answerback (if served by telefax or e-mail), or five days after the date of posting (if served by prepaid post). Evidence that the notice or communication was properly addressed, stamped and put into the post shall be conclusive evidence of posting and failure to receive any confirmation of receipt by post shall not invalidate any notice or communication.

For the Lender:

Address:	QIF Malta 1 Ltd. Palazzo Pietro Stiges, 90, Strait Street, Valletta VLT1436, Malta,
Fax:	+41 44 3885099
e-mail address:	Raul.cortes@novium.ch

For the Borrower:	Vision Industries Corp. Martin Schuermann
Address:	1560 West 190th Street Torrance, CA 90501, USA
Phone:	+13104500299201
E-mail address:	Martin@visionmotorcorp.com

23. Neither of the parties hereto shall, (except under compulsion of law or as otherwise required by this Agreement) either before or after the termination of this Agreement, disclose to any person not authorised by the other party to receive the same any confidential information relating to such other party or to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Agreement or pursuant to this Agreement and each party shall use all reasonable endeavours to prevent any such disclosure as aforesaid. Neither party shall knowingly do or

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suffer any act or matter or thing, which would or might reasonably be expected to prejudice materially or bring into disrepute the business or reputation of the other party.

24. The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision in any jurisdiction. The parties agree that if any provision or part of a provision of this Agreement shall under any circumstances be deemed invalid, inoperative or otherwise not enforceable, the Agreement as a whole shall remain valid and the invalid or inoperative or unenforceable provision or part of a provision shall be replaced by a valid, operative and enforceable provision which reflects the intention of the parties behind the replaced provision and the parties shall act in good faith to agree on the terms of such replacing provision.

25. Save where otherwise stated herein, the provisions of this Agreement may only be amended, modified or supplemented if both parties so agree in writing.

26. No failure on the part of either party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

27. This Agreement shall be governed by and construed in all respects in accordance with the laws of Malta.

28. This Agreement may be executed in two counterparts each signed by one party, both of which counterparts shall be deemed to constitute one and the same Agreement for all intents and purposes.

29. This Agreement has been signed on the day and year first above written.
Executed in as many copies as parties, each of the parties recognizing that it has received its copy.

Date: Zollikon, February 04th, 2013

The Lender | The Borrower

Raul Cortes | Mark Meyer | Martin Schuermann

Director QIF Malta 1 | CEO Vision Industries Corp.